                                                                    EXHIBIT 10.2

                                                                  COMPOSITE COPY


                          FREEDOM OF INFORMATION, INC.

          -----------------------------------------------------------

                                 STOCK PURCHASE
                           AND SHAREHOLDERS AGREEMENT

          -----------------------------------------------------------





                             As of August 28, 1998

                          FREEDOM OF INFORMATION, INC.
                                 Stock Purchase
                           and Shareholders Agreement
                             As of August 28, 1998

                                                                                    Page
                                                                                   ------
SECTION 1.  TERMS OF PURCHASE                                                         2
            1.1   Description of Securities ...................................       2
            1.2   Sale and Purchase ...........................................       2
            1.3   Delivery of Warrants ........................................       2
            1.4   Redemption Transaction; Use of Proceeds .....................       3
            1.5   Closing .....................................................       3

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
            AND REDEEMING STOCKHOLDERS                                                3
            2.1   Organization and Corporate Power ............................       3
            2.2   Authorization and Non-Contravention .........................       4
            2.3   Capitalization ..............................................       4
            2.4   Subsidiaries; Investments ...................................       6
            2.5   Financial Statements and Matters ............................       6
            2.6   Absence of Undisclosed Liabilities ..........................       6
            2.7   Absence of Certain Developments .............................       6
            2.8   Ordinary Course .............................................       7
            2.9   Title to Properties .........................................       7
            2.10  Tax Matters .................................................       8
            2.11  Certain Contracts and Arrangements ..........................       8
            2.12  Intellectual Property Rights; Employee Restrictions .........      10
            2.13  Litigation  .................................................      11
            2.14  Employee Benefit Plans ......................................      11
            2.15  Labor Laws ..................................................      12
            2.16  List of Certain Employees and Suppliers .....................      12
            2.17  Hazardous Waste, Etc. .......................................      12
            2.18  Business; Compliance with Laws ..............................      12
            2.19  Investment Banking; Brokerage ...............................      12
            2.20  Insurance ...................................................      13
            2.21  Transactions with Affiliates ................................      13
            2.22  Disclosure ..................................................      13
            2.23  Sole Representations and Warranties .........................      13

SECTION 2A. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS ...................      13

SECTION 3.  CONDITIONS OF PURCHASE ............................................      14
            3.1   Satisfaction of Conditions ..................................      15

                                      (i)

            3.2   Director Election ...........................................      15
            3.3   Opinion of Counsel ..........................................      15
            3.4   Authorization ...............................................      15
            3.5   All Proceedings Satisfactory ................................      15
            3.6   Investors' Fees .............................................      15
            3.7   No Violation or Injunction ..................................      16
            3.8   Consents and Waivers ........................................      16
            3.9   Non-Disclosure and Non-Competition Agreements ...............      16
            3.10  Founder Employment Agreements ...............................      16
            3.11  Pro Forma Combined Balance Sheet ............................      16

SECTION 3A  CONDITIONS OF SALE ...............................................       16
            (a)  Satisfaction of Conditions ..................................       17
            (b)  Payment of Purchase Price ...................................       17
            (c)  Director of Election ........................................       17
            (d)  All Proceedings Satisfactory ................................       17
            (e)  No Violation or Injunction ..................................       17

SECTION 4.  COVENANTS ........................................................       17
            4.1  Financial Statement and Budgetary Information; Inspection ...       17
            4.2  Indemnification .............................................       18
            4.3  Board of Directors ..........................................       18
            4.4  Key Person Insurance ........................................       18
            4.5  Stock Awards ................................................       18
            4.6  Non-Disclosure and Non-Competition Agreements ...............       18

SECTION 5.  RIGHTS TO PURCHASE ...............................................       19
            5.1  Right to Participate in Certain Sales of Additional
                 Securities ..................................................       19
            5.2  Right of First Refusal ......................................       20
            5.3  Co-Sale Rights ..............................................       23
            5.4  Company Repurchase Option ...................................       24
            5.5  Legends .....................................................       24

SECTION 6.  REGISTRATION RIGHTS ..............................................       24
            6.1  Optional Registrations ......................................       24
            6.2  Required Registrations ......................................       25
            6.3  Registrable Securities ......................................       28
            6.4  Further Obligations of the Company ..........................       28
            6.5  Indemnification; Contribution ...............................       30
            6.6  Rule 144 and Rule 144A Requirements .........................       33
            6.7  Transfer of Registration Rights .............................       33

SECTION 7.  ELECTION OF DIRECTORS ............................................       34
            7.1  Board Composition ...........................................       34

                                      (ii)

SECTION 8.  GENERAL                                                                  34
            8.1   Release from Guarantees .....................................      34
            8.2   Compliance with Registration Requirements
                  of the Securities Act .......................................      35
            8.3   Amendments, Waivers and Consents ............................      35
            8.4   Survival of Representations; Warranties and Covenants;
                  Assignability of Rights .....................................      35
            8.5   Legend on Securities ........................................      36
            8.6   Governing Law ...............................................      37
            8.7   Section Headings and Gender .................................      37
            8.8   Counterparts ................................................      37
            8.9   Notices and Demands .........................................      37
            8.10  Remedies; Severability ......................................      38
            8.11  Integration .................................................      39

EXHIBITS

     A.   Redeeming Stockholders
     B.   Investors
     C.   Preferred Stock Terms
     D.   Form of Warrant Agreement
     E.   Form of Contribution Agreement
     F.   Form of Redemption Note
     G.   Form of Director Indemnification Agreement
     H.   Opinion of Counsel
     I.1. Form of Employee Confidential Information, Inventions and Writings
          Agreement
     I.2. Form of Employer Confidential Information, Inventions and Writings and
          Non-Competition Agreement
     J.   Form of Employment Agreement


                                     (iii)

                                 STOCK PURCHASE
                           AND SHAREHOLDERS AGREEMENT


     STOCK PURCHASE AND SHAREHOLDERS AGREEMENT (this "Agreement") made as of this 28th day of August, 1998, by and among Freedom of Information, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("FOI" or the "Company"), Samuel P. Gerace, Jr. and Thomas A. Gerace collectively the "Founders" and each individually a "Founder"), those individuals (including the Founders) and the partnership identified as Redeeming Stockholders in Exhibit A hereto (each individually a "Redeeming Stockholder"
                ----------------
and collectively the "Redeeming Stockholders"), Gordon B. Hoffstein and the investment partnerships named in Exhibit B hereto (collectively and with any
                                 ---------
successor or successors in interest the "Investors," and each individually an "Investor" and collectively with the Redeeming Stockholders, the "Participants").

     WHEREAS, on August 28, 1998, the shareholders of Be Free, Inc., a Delaware corporation ("Be Free") and PCX Information Systems, Inc., a Pennsylvania corporation ("PCXIS"), contributed all of the common shares of the respective entities held by such shareholders to FOI (the "Contribution Transaction") in consideration of the issuance of shares of common stock, $.01 par value per share of FOI (the "Common Stock") in the amounts set out in Exhibit A hereto,
                                                            ---------
and promissory notes (the "Redemption Notes") of FOI in the amounts set out in Exhibit A;
---------

     WHEREAS, as a result of the Contribution Transaction, each of Be Free, Inc. and PCXIS is now a wholly-owned subsidiary of FOI (Be Free and PCXIS are collectively referred to as the "Subsidiaries" and each individually a "Subsidiary.");

     WHEREAS, the Company has authorized the issuance and sale to the Investors of an aggregate of 10,500,000 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share ("Convertible Preferred Stock"), having the rights and preferences set forth in Exhibit C;
                                               ---------

     WHEREAS, the Company intends to use a portion of the proceeds from the sale of the Convertible Preferred Stock to pay the amounts outstanding under the Redemption Notes;

     WHEREAS, each of the Founders has agreed to grant to the Company a right to repurchase the Common Stock held by such Founder under certain circumstances;

     WHEREAS, each of the Redeeming Stockholders has agreed to make the representations and warranties and furnish the indemnification provided for herein;

     WHEREAS, the Investors have agreed to purchase an aggregate of 10,500,000 shares of Convertible Preferred Stock at the Closing;

     WHEREAS, the Company has agreed to deliver to the Investors warrants to purchase an aggregate of 3,465,000 shares of Common Stock with an exercise price of $1.50 per share (the "Warrants") in connection with the purchase of the Convertible Preferred Stock hereunder; and

     WHEREAS, the parties hereto desire to set forth the terms of their ongoing relationship in connection with the Company.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


SECTION 1.  TERMS OF PURCHASE
            -----------------

     1.1  Description of Securities. The Convertible Preferred Stock shall have
          -------------------------
the rights, preferences and other terms set forth in Exhibit C. For purposes of
                                                     ---------
this Agreement, the shares of Convertible Preferred Stock to be acquired by the Investors from the Company hereunder are referred to as the "Convertible Preferred Shares," and the shares of Common Stock issuable on conversion thereof are referred to as the "Conversion Shares" (and such term, when used in reference to a number or percentage of shares of Convertible Preferred Shares shall mean such shares held on the date hereof).

     1.2  Sale and Purchase. Upon the terms and subject to the conditions
          -----------------
herein, and in reliance on the representations and warranties set forth in
Section 2, each Investor hereby purchases from the Company, and the Company hereby issues and sells to each of the Investors, at the Closing (as defined in
Section 1.3), (i) the number of shares of Convertible Preferred Stock set forth opposite the name of such Investor in Exhibit C for the purchase price of $1.00
                                      ---------
per share, or an aggregate of 10,500,000 shares of Convertible Preferred Stock for an aggregate purchase price of $10,500,000, and the Company hereby grants the Investors the rights set forth herein. Payments hereunder shall be made by wire transfer.

     1.3  Delivery of Warrants. On the terms and subject to the conditions
          --------------------
herein set forth, the Company hereby agrees to deliver to each Investor, at the Closing, simultaneously with the delivery of the Convertible Preferred Stock, warrant agreements (the "Warrant Agreements") to purchase the number of shares of Common Stock set forth opposite the name of such Investor on Exhibit B in the
                                                                ---------
form and subject to the terms and conditions contained in Exhibit D hereto.
                                                          ---------

     1.4  Redemption Transactions: Use of Proceeds. Prior to the date hereof,
          ----------------------------------------
the Company has issued the Redemption Notes in exchange for certain shares of common stock in the Subsidiaries held by the Redeeming Stockholders pursuant to the contribution agreement substantially in the form of Exhibit E hereto (the
                                                        ---------
"Contribution Agreement" and each individually a "Contribution Agreement") in exchange for the Redemption Notes in the aggregate amount of $6,176,881 substantially in the form of Exhibit F hereto. The Company will use a portion of
                             ---------
the proceeds from the sale of the Convertible Preferred Stock at the Closing (as defined below) to prepay the principal amount of, and all accrued interest on the Redemption Notes. The Company will use $1,250,905 million of the proceeds to pay the outstanding principal amount of, and any accrued and unpaid interest of the promissory notes listed on Schedule 1.4. The remainder of the proceeds from the Closing will be used to fund the Company's working capital needs.

     1.5  Closing. The closing of the purchases and sales of Convertible
          -------
Preferred Shares contemplated by Section 1.2 (the "Closing") shall take place on the date hereof (the "Closing Date"). At the Closing, the Company shall deliver or cause to be delivered stock certificates representing the Convertible Preferred Shares to the respective Investors, free and clear of all liens created by the Company other than as set forth herein, and bearing the legends set forth herein, against payment of the purchase price therefor and the Warrant Agreements representing the Warrants.


SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND REDEEMING
            -----------------------------------------------------------
            STOCKHOLDERS
            ------------

     In order to induce the Investors to enter into this Agreement, (a) the Company and each of the Founders severally to the extent set forth in Section
8.4 represent and warrant to each of the Investors the following Sections 2.1 through 2.22 (other than Sections 2.3, 2.4(a), 2.12(a) and 2.12(b)) and (b) the Company and the Redeeming Stockholders severally to the extent set forth in
Section 8.4 represent and warrant to each of the Investors Sections 2.3, 2.4(a), 2.12(a) and 2.12(b), subject to the matters set forth in the schedule of exceptions attached hereto (the "Disclosure Schedule").

     2.1  Organization and Corporate Power.  The Company is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each of the Commonwealth of Massachusetts and the State of Pennsylvania. The Company has all required corporate power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Convertible Preferred Shares. The copies of (i) the Certificate of Incorporation and By-laws of FOI, (ii) the Certificate of Incorporation and By-laws of Be Free, and (iii) the Articles of Incorporation and By-laws of PCXIS, as amended to date, which have been furnished to the Investors by the Company, are correct and complete at the date hereof (collectively, the "Certificates of Incorporation" and the "By-laws," respectively). Neither the Company nor any of the Subsidiaries is in violation of any material term of its Certificate of Incorporation or By-laws.

     2.2  Authorization and Non-Contravention. The execution, delivery and
          -----------------------------------
performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby and the issuance and delivery of (i) the Convertible Preferred Shares,
(ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares, and (iii) the Warrants have been duly authorized by all necessary corporate and other action of the Company. This Agreement and all documents executed by the Company pursuant hereto are valid and binding obligations of the Company, enforceable in accordance with their terms. Except as set forth on the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby and the issuance and delivery of (i) the Convertible Preferred Shares, (ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares, and (iii) the Warrants do not and will not, in such a way as to result in a material adverse effect on the Company's assets, liabilities, condition (financial or otherwise), business or results of operations, on a consolidated basis (a "Material Adverse Effect"): (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which the Company is a party or by which it or its assets are bound or cause the creation of any encumbrance upon any of the assets of the Company; (B) violate or result in a violation of, or constitute a default under, any provision of any law regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; or (C) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound. The execution, delivery and performance by the Company of this Agreement and all other agreements, documents and instruments to be executed and delivered by the Company as contemplated hereby and the issuance and delivery of
(i) the Convertible Preferred Shares, (ii) upon the conversion of the Convertible Preferred Shares, the Conversion Shares and (iii) the Warrants, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) of any provision of the Certificates of Incorporation or By-laws of the Company or (B) except as set forth on the Disclosure Schedule, require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or third party.

     2.3  Capitalization. As of the Closing and after giving effect to the
          --------------
transactions contemplated hereby, the authorized capital stock of the Company will consist of 45,000,000 shares of Common Stock, of which 13,323,119 shares will be issued and outstanding (after giving effect to the transaction contemplated by section 1.4), 15,000,000 shares of Preferred Stock, of which 10,600,000 shares will be designated as Series A Convertible Participating Preferred Stock, of which 10,500,000 shares will be issued and outstanding, and 4,400,000 shares of Preferred Stock will be undesignated. In addition, the Company has authorized and reserved for issuance upon conversion of the Convertible Preferred Shares, 10,500,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like). Except for the Company's agreement to issue the Conversion Shares, upon exercise of the Warrants, 3,465,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and the like), up to 733,000 shares of Common Stock issuable pursuant to warrants proposed to be granted to lenders of the Company and 7,739,251 shares of Common Stock reserved for issuance under the Company's 1998 Incentive Stock Plan (subject to adjustment for stock splits, stock dividends and the like, less any shares already issued under such plan) (referred to herein as the "Stock Option Pool") and except as disclosed in the Disclosure Schedule, the Company has not issued or agreed to issue and is not obligated to issue any outstanding warrants, options or other rights to purchase or acquire any shares of its capital stock, nor any outstanding securities convertible into such shares or any warrants, options or other rights to acquire any such convertible securities. As of the Closing, and after giving effect to the transactions contemplated hereby and assuming the accuracy of the Investors' representations and warranties set forth in Section 2A hereof, all of the outstanding shares of capital stock of the Company (including without limitation the Convertible Preferred Shares) will have been duly and validly authorized and issued and will be fully paid and nonassessable and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws and not subject to any preemptive rights. Assuming the accuracy of the Investors' representations and warranties set forth in Section 2A hereof, the Conversion Shares issuable upon conversion of the Convertible Preferred Shares and the shares of Common Stock issuable upon exercise of the Warrants, assuming payment of the exercise price therefor in accordance with the terms of the Warrant Agreement, will upon issuance be duly and validly authorized and issued, fully paid and nonassessable and not subject to any preemptive rights and will be issued in compliance with federal and state securities laws. The relative rights, preferences and other provisions relating to the Convertible Preferred Shares are as set forth in Exhibit C hereto. There are no preemptive
                                     ---------
rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of the Company's capital stock, other than as described in the Disclosure Schedule and rights to which the Investors are entitled as set forth in this Agreement and the Company's Certificate of Incorporation. Except as set forth herein or in the Disclosure Schedule, there are no rights to have the Company's capital stock registered for sale to the public under the laws of any jurisdiction, no agreements relating to the voting of the Company's voting securities, and no restrictions on the transfer of the Company's capital stock. After giving effect to the transactions contemplated hereby, the outstanding shares of the Company's capital stock are held beneficially and of record by the persons identified in
Schedule 2.3 in the amounts indicated thereon.
------------

     2.4  Subsidiaries; Investments.
          -------------------------

          (a) Subsidiaries. A complete and current list of all of the
              ------------
Subsidiaries of FOI, the outstanding equity interests of each Subsidiary and the stockholders, members or partners of each Subsidiary are set forth in Section
2.4 of the Disclosure Schedule. All of the outstanding equity interests of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable.

          (b) Investments. Except as set forth in Section 2.4 of the Disclosure
              -----------
Schedule, none of FOI or any of the Subsidiaries owns nor has any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind, except for passive investments of less than 2% in publicly-traded companies. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     2.5  Financial Statements and Matters. FOI has previously furnished to the
          --------------------------------
Holders copies of unaudited financial statements of each of its Subsidiaries for the fiscal year ended December 31, 1997 together with copies of its unaudited financial statements for June 30, 1998. Such financial statements referred to in this Section 2.5 were prepared in conformity with generally accepted accounting principles applied on a consistent basis, in all material respects are complete, correct and consistent with the books and records of such Subsidiaries and fairly present, in all material respects, the financial position of each such Subsidiary as of the dates thereof and the results of operations and cash flows of each such Subsidiary for the periods shown therein (subject to the absence of footnotes and normal year-end adjustments).

     2.6  Absence of Undisclosed Liabilities. Except as and to the extent
          ----------------------------------
reflected or reserved against in the unaudited pro forma combined balance sheet of the Company at July 31, 1998 furnished at or prior to the Closing pursuant to
Section 3.12 (the "Base Balance Sheet"), disclosed in the Disclosure Schedule or as incurred in the ordinary course of business since the date of the Base Balance Sheet, the Company does not have and is not subject to any material liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, other than liabilities incurred in connection with this Agreement and the transactions contemplated hereby that would be required to be described on such Base Balance Sheet or the notes thereto if it was an audited pro forma balance sheet.

     2.7  Absence of Certain Developments. Since the date of the Base Balance
          -------------------------------
Sheet, except as set forth in the Disclosure Schedule, there has not been any:
(i) material adverse change in the financial condition of the Company or in the assets, liabilities, condition (financial or other), business or results of operations of the Company, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the

Company, (iii) waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company in excess of $100,000 in the aggregate,
(iv) loss, destruction or damage to any property which is material to the assets, liabilities, condition (financial or other), properties, business, results of operations or prospects of the Company, whether or not insured, (v) acquisition or disposition of any material assets or other material transaction by the Company other than in the ordinary course of business, (vi) material transaction or agreement involving the Company and any officer, director, employee or shareholder of the Company, (vii) material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of the Company or any establishment or creation of any employment or severance agreement or employee benefit plan, (viii) material loss of personnel of the Company, material change in the terms and conditions of the employment of the Company's key personnel or any labor trouble involving the Company, (ix) termination of the employment of any senior executive personnel, (x) material arrangements relating to any royalty, dividend or similar payment based on the sales volume of the Company, whether as part of the terms of the Company's capital stock or by any separate agreement, (xi) material agreement with respect to the endorsement of the Company's products, (xii) loss or any development that would result in a loss of any significant customer, account or employee of the Company, (xiii) incurrence of indebtedness in excess of $100,000 in the aggregate or any material lien, (xiv) material transaction not occurring in the ordinary course of business, or (xv) any agreement with respect to any of the foregoing actions.

     2.8  Ordinary Course. Since the date of the Base Balance Sheet, except for
          ---------------
transactions contemplated hereby and by the Contribution Transaction, the Company has conducted its business only in the ordinary course.

     2.9  Title to Properties. Section 2.9 of the Disclosure Schedule sets forth
          -------------------
the addresses and uses of all real property that the Company owns, leases or subleases. The Company has good, valid and (if applicable) marketable title to all of its assets (other than leased assets) free and clear of all liens, claims or encumbrances of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Base Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property of assets after the date of the Base Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired and with written consent of each of the Investors), with respect to which no default (or event that, with notice of lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, (d) liens, claims or encumbrances disclosed on the Disclosure Schedule and (e) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All equipment included in such properties which is necessary to the business of the Company is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, which violation would have a Material Adverse Effect, nor has it received any notice of any such violation. There are no defaults by the Company or to the knowledge of the Company, by any other party, which might curtail in any material respect the present use of the Company's property. Except as otherwise disclosed on Schedule 2.9, the performance by the Company of this Agreement will not result in the termination of, or in any material increase of any amounts payable under, any of its leases.

     2.10  Tax Matters. The Company has filed all federal, state, local and
           -----------
foreign income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it where the failure to file such returns would have a Material Adverse Effect and has paid all taxes owing by it, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 2.5 above or which will not have a Material Adverse Effect. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not have a Material Adverse Effect. With regard to the federal income tax returns of the Company, the Company has never received notice of any audit or of any proposed deficiencies from the Internal Revenue Service. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

     2.11  Certain Contracts and Arrangements. Except as set forth in the
           ----------------------------------
Disclosure Schedule (with true and correct copies made available to legal counsel to the Investors), the Company is not a party or subject to or bound by:

          (a) any plan or contract providing for collective bargaining or the like, or any contract or agreement with any labor union;

          (b) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity;

          (c) any license agreement (i) in which the Company is the licensor that provides for the license or escrow of the Company's source code or (ii) in which the Company is a licensee that applies to software not commercially available;

          (d) any contract or agreement (other than license agreements) obligating the Company to sell or purchase assets or services with a sale or purchase price in excess of $50,000 in the aggregate;

          (e) any material joint venture, partnership, manufacturing, development or supply agreement;

          (f) any endorsement or any other advertising, promotional or marketing agreement providing for payments by the Company in excess of $50,000 in the aggregate which cannot be terminated on 90 days' or less notice without the payment of penalties;

          (g) any employment or severance contracts with officers, directors or employees of the Company or agreements with shareholders of the Company or persons or organizations related to or affiliated with any such shareholders;

          (h) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including without limitation any agreement with any shareholder of the Company which includes without limitation, anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

          (i) any pension, profit sharing, retirement or stock options plans;

          (j) any royalty, dividend or similar arrangement based on the sales volume of the Company;

          (k) any acquisition, merger or similar agreement;

          (l) any contract with a governmental body under which the Company may have an obligation for renegotiation; or

          (m) any agreement with any shareholder of the Company or any affiliate of any shareholder.

     All of the Company's contracts and commitments are in full force and effect and neither the Company, nor, to the knowledge of the Company, any other party is in default thereunder (nor, to the knowledge of the Company, has any event occurred which with notice, lapse of time or both would constitute a default thereunder), except to the extent that any such failure to be in full force and effect or default would not have a Material Adverse Effect, and the Company has not received notice of any alleged default under any such contract, agreement, understanding or commitment which has not been cured.

     2.12  Intellectual Property Rights; Employee Restrictions. Except as set
          ---------------------------------------------------
forth in Schedule 2.12:
         -------------

          (a) The Company owns, or has the right to use all Intellectual Property Rights (as hereinafter defined) material to the conduct of its business as presently conducted, including, without limitation, the trade names "Be Free," and the exclusive right to the domain name "befree.com."

          (b) The business of the Company as presently conducted does not violate any agreements which the Company has with any third party or, to the knowledge of the Company, materially infringe any trademark, copyright, trade secret or patent or other Intellectual Property Rights of any third party.

          (c) No claim is pending or, to the knowledge of the Company, threatened against the Company nor has the Company received any notice or claim from any person asserting that any of the Company's present or contemplated activities infringe or may infringe any Intellectual Property Rights of such person, and the Company is not aware of any infringement by any other person of any rights of the Company under any Intellectual Property Rights that would have a Material Adverse Effect.

          (d) The Company has taken all commercially reasonable steps required to establish and preserve its ownership of all of the Intellectual Property Rights, except where the failure to do so would not have a Material Adverse Effect; each current and former employee of the Company, and each of the Company's consultants and independent contractors involved in development of any of the Intellectual Property Rights, has executed an agreement regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company, and, to the knowledge of the Company, none of such employees, consultants or independent contractors is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.

     As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights, including, without limitation, all of the registered rights set forth on Section 2.12 of the Disclosure Schedule and all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs, domain names and other computer software, inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, including production technology and processes, all source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records. Section 2.12 of the Disclosure Schedule contains a list of all Intellectual Property Rights registered in the name of the Company and Section 2.12 of the Disclosure Schedule sets forth certain Intellectual Property Rights of which the Company is the licensor or a licensee, excluding any commercially or freely available software of which the Company is the licensee.

     2.13  Litigation. There is no litigation or governmental proceeding or
           ----------
investigation pending or, to the knowledge of the Company, threatened against
(i) the Company or affecting any of its properties or assets or (ii) any officer, director or key employee of the Company in his or her capacity as an officer, director or employee of the Company, in each case, which litigation, proceeding or investigation is reasonably likely to have a Material Adverse Effect, or which may call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby; nor to the knowledge of the Company has there occurred any event nor does there exist any condition on the basis of which any such litigation, proceeding or investigation might be properly instituted or commenced.

     2.14  Employee Benefit Plans. The Company does not maintain or contribute
           ----------------------
to any employee benefit plan, stock option, bonus or incentive plan, severance pay policy or agreement, deferred compensation agreement, or any similar plan or agreement (an "Employee Benefit Plan") other than the Employee Benefit Plans in the Disclosure Schedule. The terms and operation of each Employee Benefit Plan maintained by the Company comply in all material respects with all applicable laws and regulations relating to such Employee Benefit Plans. There are no material unfunded obligations of the Company under any retirement, pension, profit-sharing, deferred compensation plan or similar program. The Company is not required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the knowledge of the Company, any applicable labor relations law. The Company has never maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees.

     2.15  Labor Laws. The Company employs 14 employees and generally enjoys
           ----------
good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. Except as disclosed in the Disclosure Schedule, the Company is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company, threatened against or involving the Company.

     2.16  List of Certain Employees and Suppliers.  Section 2.16 of the
           ---------------------------------------
Disclosure Schedule contains a list of all managers, employees and consultants of the Company who, individually, have received compensation from the Company for the calendar year ended December 31, 1997 in excess of $75,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual. To the knowledge of the Company, no key employee of the Company has announced or made known publicly any plan or intention to terminate his employment with the Company and no supplier has notified the Company that it has any plan or intention to terminate or reduce its business with the Company or to materially and adversely modify its relationship with the Company.

     2.17  Hazardous Waste, Etc. No hazardous wastes, substances or materials or
           --------------------
oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company and to the knowledge of the Company no hazardous wastes, substances or materials, or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Company, in each case in violation of applicable environmental laws and which would have a Material Adverse Effect.

     2.18  Business; Compliance with Laws. The Company has all necessary
           ------------------------------
franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as it is presently conducted except where the failure to have would not have a Material Adverse Effect. To the Company's knowledge, the Company is currently and has heretofore been in compliance in all material respects with all federal, state and local laws and regulations.

     2.19  Investment Banking: Brokerage. There are no claims for investment
           -----------------------------
banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company.

     2.20  Insurance.  The Company maintains insurance policies of such types
           ---------
and in such amounts with respect to its business and properties as are disclosed on the Disclosure Schedule. There is no material default or event which could give rise to a material default under any such policy.

     2.21  Transactions with Affiliates. Except as disclosed on the Disclosure
           ----------------------------
Schedule, effective as of the Closing Date there will be no loans, leases, contracts or other transactions between the Company and any officer, director or five percent (5%) shareholder of the Company or any family member or affiliate of the foregoing persons.

     2.22  Disclosure. The representations and warranties made or contained in
           ----------
this Agreement and the schedules hereto when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations and warranties not misleading in light of the circumstances in which they were made or delivered.

     2.23  Sole Representations and Warranties. The representations and
           -----------------------------------
warranties set forth in this Section 2 constitute the only representations and warranties of the Company and the Redeeming Stockholders made in connection with this Agreement.


 SECTION 2A. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
             -----------------------------------------------

          (a) Each Investor represents to the Company that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto. Each Investor represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor represents to the Company that it is purchasing the Convertible Preferred Shares and the Warrants for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof or any securities issued upon conversion thereof except pursuant to a registration or an available exemption under applicable law. Such Investor acknowledges and agrees that its respective Convertible Preferred Shares, Conversion Shares, the Warrants and the Shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

          (b) Each Investor has full right, authority and power under its governing partnership agreement to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Investor pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Investor of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action under such Investor's governing partnership agreement or otherwise. This Agreement and each agreement, document and instrument executed and delivered by each Investor pursuant to or as contemplated by this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of each of the Investors enforceable in accordance with their respective terms. The execution, delivery and performance by each Investor of this Agreement and each such other agreement, document and instrument, and the performance of the transactions contemplated hereby and thereby do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under its partnership agreement or any contract or obligation to which any Investor is a party or by which it or its assets are bound, or cause the creation of any encumbrance upon any of the assets of any Investor;
(B) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to such Investor;
(C) require from such Investor any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (D) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which any Investor is a party or by which such Investor is bound.

          (c) Each Investor represents that there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor.

          (d) Each Investor represents that it has had during the course of the transaction and prior to its purchase of the Convertible Preferred Shares, the opportunity to request information from and ask questions of the Company and its officers, employees and agents, concerning the Company, its assets, business and operations and to receive information and answers to such requests and questions.


 SECTION 3.  CONDITIONS OF PURCHASE
             ----------------------

     Each Investor's obligation to purchase and pay for the Convertible Preferred Shares to be purchased by it shall be subject to compliance by the Company with its agreements herein contained and to the fulfillment to the Investors' satisfaction, or the waiver by the Investors, on or before and at the Closing Date of the following conditions:

     3.1  Satisfaction of Conditions. The representations and warranties of the
          --------------------------
Company and the Redeeming Stockholders contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this Section 3 shall have been satisfied or waived in writing by the Investors; and, on the Closing Date, certificates to such effect executed by each of the Redeeming Stockholders, personally and by the Company shall have been delivered to the Investors.

     3.2  Director Election. Michael Humphreys and Ted Dintersmith as the
          -----------------
nominees of the Investors, shall have been elected as directors of the Company in accordance with the provisions of Section 7 hereof (together with any subsequent nominees of the Investors, the "Investors' Nominees") and the Company
shall have entered into a Director Indemnification Agreement with each of the Investors' Nominees in the form attached hereto as Exhibit G.
                                                   ---------

     3.3  Opinion of Counsel. The Investors shall have received from Ropes &
          ------------------
Gray an opinion dated as of the Closing Date substantially in the form attached hereto as Exhibit H.

     3.4  Authorization. The Board of Directors of FOI shall have duly adopted
          -------------
resolutions in the form reasonably satisfactory to the Investors and shall have taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated hereby in accordance with the terms hereof and to cause the Certificate of Incorporation establishing the Convertible Preferred Shares substantially in the form attached hereto as Exhibit C to become effective; and the Investors shall have received a
---------
certificate of the Secretary of the Company setting forth a copy of the resolutions authorizing the foregoing and the Certificate of Incorporation and By-laws of FOI and such other matters as may be reasonably requested by the Investors.

     3.5  All Proceedings Satisfactory. All corporate and other proceedings
          ----------------------------
taken by the Company prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investors.

     3.6  Investors' Fees. The Company shall have paid on behalf of the
          ---------------
Investors all reasonable legal fees and related expenses incurred by the Investors in connection with the transactions contemplated by this Agreement for the Closing Date not to exceed $25,000.

     3.7  No Violation or Injunction.  The consummation of the transactions
          --------------------------
contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

     3.8  Consents and Waivers. The Company shall have obtained all consents or
          --------------------
waivers necessary to execute this Agreement and the other agreements and documents contemplated herein and to carry out the transactions contemplated hereby and thereby and shall have delivered evidence thereof to the Investors. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

     3.9  Non-Disclosure and Non-Competition Agreements. The Company's employees
          ---------------------------------------------
listed in Section 3.9 of the Disclosure Schedule shall have entered into Employee Confidential Information, Inventions and Writings and Non-Competition Agreements substantially in the form attached as Exhibit I.2 hereto.
                                                 -----------

     3.10  Founder Employment Agreements. Each of the Founders shall have
           -----------------------------
executed and delivered an Employment Agreement in substantially the form attached hereto as Exhibit J.
                   ---------

     3.11  Pro Forma Combined Balance Sheet. The Company shall have furnished to
           --------------------------------
the Investors Base Balance Sheet, which shall be reasonably satisfactory in form and substance to the Investors.


 SECTION 3A  CONDITIONS OF SALE
             ------------------

     The Company's obligation to issue the Convertible Preferred Shares and the Warrants to the Investors shall be subject to compliance by each of the Investors with its agreements herein contained and to the fulfillment to the Company's satisfaction, or the waiver by the Company, on or before and at the Closing Date of the following conditions:

          (a) Satisfaction of Conditions. The representations and warranties of
              --------------------------
the Investors contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this Section 3A shall have been satisfied or waived in writing by the Company; and, on the Closing Date, certificates to such effect executed by each of the Investors shall have been delivered to the Company.

          (b) Payment of Purchase Price. The aggregate purchase price shall have
              -------------------------
been paid by the Investors to the Company, in accordance with Section 1.2.

          (c) Director Election. Samuel P. Gerace, Jr. as the nominee of the
              -----------------
Founders shall have been elected as a director of the Company in accordance with the provisions of Section 7 hereof.

          (d) All Proceedings Satisfactory. All corporate and other proceedings
              ----------------------------
taken by the Investors prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Company.

          (e) No Violation or Injunction. The consummation of the transactions
              --------------------------
contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.

 SECTION 4.  COVENANTS
             ---------

     The Company agrees for the benefit of the Investors that it shall comply, except as may be waived to in writing by two-thirds in interest of the holders of the Convertible

Preferred Stock (other than with respect to the right of the Redeeming Stockholders to nominate members of the Board of Directors), with the following covenants, provided that the covenants set forth in Section 4 (other than in
Section 4.2) shall terminate at the earlier of (i) as of the closing of the Company's first Qualified Public Offering and (ii) such earlier date as may be agreed to in writing by two-thirds in interest of the holders of Convertible Preferred Stock. A "Qualified Public Offering" shall have the meaning provided in the Terms of Preferred Stock attached hereto as Exhibit C.
                                                   ---------

     4.1  Financial Statement and Budgetary Information; Inspection.  So long as
          ---------------------------------------------------------
the Investors hold an aggregate number of Convertible Preferred Shares and Conversion Shares equal to at least 20% of the number of Convertible Preferred Shares (subject to adjustments for stock splits, stock dividends and the like), the Investors shall have the rights, and the Company shall have the obligations, set forth in this Section 4.1. The Company will deliver to each of the Investors and any person acquiring Convertible Preferred Shares from an Investor which holds an aggregate number of shares of Convertible Preferred Stock and Conversion Shares equal to at least 5% of the number of Convertible Preferred Stock Shares (subject to adjustments for stock splits, stock dividends and the like), internally prepared unaudited summary monthly financial statements, quarterly financial statements for the first three fiscal quarters of the fiscal year and audited annual financial statements, as well as annual budgets and operating plans. The summary monthly and quarterly financial information, (in the case of quarterly financial information) set forth in comparative form to the corresponding budget and operating plan, will be provided within 30 days after the end of each month and 45 days after each of the first three fiscal quarters, respectively. The annual budget and operating plan will be presented at a Board of Directors' meeting at least one month prior to the end of the fiscal year of the Company preceding the year covered. An annual audit by an accounting firm of national recognition selected by the Board of Directors will be provided within 90 days after each fiscal year-end of the Company. The Company will provide annual financial information set forth in comparative form to the corresponding annual budget and operating plan within 90 days after each fiscal year-end of the Company.

     4.2  Indemnification. For so long as any of the Convertible Preferred
          ---------------
Shares remain outstanding, the Certificate of Incorporation or By-laws of the Company will at all times during which any nominee of any of the Investors serves as director of the Company provide for indemnification of the directors and limitations on the liability of the directors to the fullest extent permitted under applicable state law.

     4.3  Board of Directors. As of the Closing, the Board of Directors of the
          ------------------
Company shall consist of up to six members (collectively the "Board of Directors" or the "Directors" and each individually a "Director") including Samuel P. Gerace, Jr., Ted. R. Dintersmith and W. Michael Humphreys. The Company shall cause meetings of its Board of Directors to be held at such times during each year as decided by the CEO or Board of Directors. The Company shall pay all reasonable out-of-pocket expenses incurred by the Investors' Nominees in connection with attending meetings or other functions of the Company's Board of Directors or any committees thereof and shall pay the Investors' Nominees fees in an amount equal to any cash fees that are paid to the other non-management Directors of the Company.

     4.4  Key Person Insurance. Within 120 days after the date hereof, the
          --------------------
Company will use commercially reasonable efforts to purchase and maintain in its or any subsidiary's name "key person" term life insurance policies of one million dollars ($1,000,000) each on the lives of each of the Founders, with the Company named as beneficiary. The Company hereby agrees that such policy shall not be assigned, borrowed against or pledged.

     4.5  Stock Awards. The Company will establish a pool for stock options,
          ------------
stock grants or other equity participation such that there will be a total of 7,739,251 shares of Common Stock available to employees of the Company subject to increase with approval of each of the Founders and each of the Investors (the "Stock Option Pool"). All securities granted pursuant to or under the Stock Option Pool will vest over a four (4) year period.

     4.6  Non-Disclosure and Non-Competition Agreements. On the date of hire of
          ---------------------------------------------
any future employee or upon any future grant to an existing employee under the Plan, the Company and such employee will enter into (i) an Employee Confidential Information, Inventions and Writings Agreement substantially in the form of
Exhibit I.1. hereto if such employee is a non- clerical employee (other than an
-----------
engineering or executive employee) or (ii) an Employee Confidential Information, Inventions and Writings and Non-Competition Agreement substantially in the form of Exhibit I.2. hereto if such employee is an engineering or executive employee,
   -----------
unless in each case such employee is already a party to such agreement.

SECTION 5.  RIGHTS TO PURCHASE
            ------------------

     Notwithstanding anything herein to the contrary, the following provisions of this Section 5 shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

     5.1  Right to Participate in Certain Sales of Additional Securities. With
          --------------------------------------------------------------
respect to the Investors, so long as the Investors continue to hold an aggregate number of Convertible Preferred Shares and Conversion Shares equal to at least 50% of the Convertible Preferred Shares (subject to adjustments for stock splits, stock dividends and the like), and with respect to the Redeeming Stockholders, so long as such Redeeming Stockholders continue to hold in the aggregate at least 50% of the Common Stock held at the date hereof (subject to adjustments for stock splits, stock dividends and the like) the Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company, or options, warrants or rights carrying any rights to purchase capital stock of the Company unless the Company first submits a written offer to each of the Investors and each Redeeming Stockholder identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms) (the "Offer"), and offers to each such Investor and each Redeeming Stockholder the opportunity to purchase its Pro Rata Share (as hereinafter defined) of such securities (subject to increase for over-allotment if some Investors or Redeeming Stockholder do not fully exercise their rights) on terms and conditions, including price, not less favorable to the Investors and the Redeeming Stockholders than those on which the Company proposes to sell such securities to a third party or parties. For the purposes of this Agreement, each Investor's or Redeeming Stockholder's "Pro Rata Share" of such securities shall be based upon the ratio which (A) the number of shares of Common Stock (which shall include shares of Common Stock issuable upon exercise or conversion of securities then outstanding) owned by it or him, as the case may be, bears to
(B) the total of all the issued and outstanding shares of Common Stock (which shall include shares of Common Stock issuable upon exercise or conversion of securities then outstanding). The Company's offer shall remain open and irrevocable for a period of 7 days, and Investors and Redeeming Stockholders who elect to purchase, by written notice to the Company, within such period shall have the first right to take up and purchase any shares or other securities which other Investors and Redeeming Stockholders do not elect to purchase, based on the relative holdings of the electing purchasers. The closing of any such Offer shall occur no sooner than 30 days after the delivery of such Offer. Any securities so offered which are not purchased pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer to the Investors and Redeeming Stockholders, at any time within 120 days following the termination of the above-referenced 30-day period but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section 5.1.

     Notwithstanding the foregoing, the Company may (i) issue shares of Common Stock pursuant to the Warrant Agreements and pursuant to Warrants and stock options existing on the date hereof as set forth in Section 5.1 of the Disclosure Schedule; (ii) issue shares of Common Stock and options (and the Common Stock to be issued upon exercise thereof) included in the Stock Option Pool or otherwise approved by the Board of Directors of the Company; (iii) issue warrants to purchase up to 733,000 shares of Common Stock pursuant to warrants to be issued in connection with the placement by the Company of subordinated indebtedness and the shares of Common Stock issued upon exercise of such warrants; (iv) up to 100,000 shares of Convertible Preferred Stock to be issued in connection with the placement by the Company of subordinated indebtedness and shares of Common Stock issuable upon conversion thereof; and (v) issue Conversion Shares upon the conversion of the Convertible Preferred Shares, and the other provisions of this Section 5.1 shall not apply with respect to such issuances.

     5.2  Right of First Refusal. In the event that any Participant proposes to
          ----------------------
Transfer (as defined below) all or any portion of its or his shares of capital stock of the Company or any security convertible into capital stock of the Company to any proposed Transferee (other than to a Permitted Transferee (as defined below)), such Participant may Transfer such shares only pursuant to and in accordance with the following provisions of this Section 5.2:

          (a) Transfer Notice. A Participant shall not make or suffer any
              ---------------
Transfer of all or any of its or his shares of capital stock of the Company or any security convertible into capital stock of the Company, whether now owned or hereafter acquired, except in accordance with the terms of this Agreement, and any purported Transfer not made in compliance with this Agreement shall be void and of no force and effect. If any Participant, including any of its Transferees permitted pursuant to this Section 5.2, proposes to make or suffers any Transfer of all or any portion of its shares of capital stock of the Company or any security convertible into capital stock of the Company pursuant to a bona fide third party offer, such Participant shall so inform the Company by notice in writing (the "Transfer Notice") stating the number or amount of shares that are the subject of such proposed Transfer (the "Offered Securities"), the name and address of the proposed Transferee and all other terms and conditions of such proposed Transfer, including any consideration proposed to be received for the Offered Securities, the terms of any financing in relation to the Transfer, and, if the proposed Transfer is to be wholly or partly for consideration other than cash or an indebtedness of any person, the amount of the cash consideration, if any, and a description of all non-monetary consideration. By giving the Transfer Notice, the Participant shall be deemed to have granted to the Company an option to purchase the Offered Securities if such Transfer is pursuant to a bona fide third party offer, at the same consideration and on the same payment terms as are set forth in the Transfer Notice (except that any portion of the consideration set forth in the Transfer Notice which is not cash or indebtedness of the Transferee shall be payable in cash in an amount equivalent to the fair market value of such consideration).

          (b) Manner of Exercise. The Company shall give notice of exercise or
              ------------------
nonexercise to the Participant within 15 days following the receipt of a Transfer Notice given by such Participant pursuant to Section 5.2(a). The failure of the Company to submit any such notice within the applicable period shall constitute an election on its part not to purchase any of the Offered Securities to which the Transfer Notice pertained.

          (c) Requirement to Purchase All Offered Securities. Notwithstanding
              ----------------------------------------------
any other provision of this Section 5.2, in no event shall any Participant be required to sell any of the Offered Securities to the Company unless, within the period provided, the Participant has been notified that all the Offered Securities will be purchased by the Company. If the Company does not elect to purchase all the Offered Securities, then the

Company shall not have any right or obligation to purchase any of the Offered Securities.

          (d) Closing. The Closing (herein so called) of the purchase and sale
              -------
of shares of Common Stock that are being purchased and sold under this Section
5.2 shall take place at the Company's principal executive offices on the 10th day following the date of delivery of the notice of acceptance by the Company pursuant to Section 5.2(b) herein (or if such date is a Saturday, Sunday or legal holiday in the state where such offices are located, the first day thereafter that is not a Saturday, Sunday or legal holiday) at 10:00 a.m., local time. At the Closing, the parties shall take all action necessary to convey such shares of Common Stock to be Transferred (as herein defined) in accordance with this Agreement, free of all liens and encumbrances, all as reasonably determined by the Company.

          (e) Failure to Exercise. If the Company does not elect to purchase all
              -------------------
of the Offered Securities within the period provided, then all of such Offered Securities may be disposed of by the Participant to the prospective Transferee named in the Transfer Notice, for the price and on the terms and conditions set forth in the Transfer Notice, at any time within 120 days after the expiration of the period provided for in the notice of the Company to be delivered pursuant to Section 5.2(d) herein, provided that each Transferee shall, prior to the Transfer of the Offered Securities to such Transferee, execute and deliver to the Company a valid and binding agreement, satisfactory to the Company, to become a Participant subject to the provisions of this Section 5.2 on the same terms as the Participant from whom he acquired the Offered Securities. Each party hereto who becomes a Participant agrees to grant to the Company full access to all relevant records of such Participant to determine to its reasonable satisfaction the terms of any Transfer pursuant to this Section 5.2 to any Transferee named in the Transfer Notice. Any shares of Common Stock not so disposed of within such 120 day period shall remain subject to all of the provisions of this Agreement.

          (f) Definition of "Transfer". For purposes of this Section 5.2,
              ------------------------
"Transfer" means any direct or indirect offer, transfer, donation, sale, assignment, conveyance, encumbrance, mortgage, gift, pledge, hypothecation or other disposal or attempted disposal of all or any portion of a security or of any rights connected thereto or interests therein, whether voluntary or involuntary, and, including but not limited to, any Transfer by operation of law, by court order, by judicial process or by foreclosure, levy or attachment; "Transferred" means the accomplishment of a Transfer; and "Transferee" means the recipient of a Transfer.

          (g) Permitted Transferees. Notwithstanding the foregoing, a
              ---------------------
Participant may Transfer all or any of its or his shares of Common Stock without complying with this Section 5.2; (i) in the case of Redeeming Stockholder by way of gift or distribution to his parents, spouse or domestic partner or to the siblings or lineal descendants or ancestors of such Redeeming Stockholder or his spouse or domestic partner, or to any trust for the exclusive benefit of, or any entity whose beneficial owners are exclusively, any one or more of the foregoing; provided that any such Transferee shall agree in writing with the Company and the Investors as a condition to such Transfer, to be bound by the provisions of Sections 5.2, 5.5, 6 and 7.1 of this Agreement to the same extent as if such Transferee were the Redeeming Stockholder and in the case of such a Transfer by a Founder, by the provisions of Section 5.3, (ii) in the case of a Redeeming Stockholder by will or the laws of descent and distribution; provided that such shares of Common Stock shall thereafter remain subject to the provisions of Sections 5.2, 5.5, and 6 and 7.1 of this Agreement to the same extent they would be if held by the Redeeming Stockholder; (iii) in the case of any Participant, by any Transfer, disposition, assignment, sale or hypothecation of shares of Common Stock pursuant to a merger or consolidation of the Company with any other entity in which all of the shareholders of the Company are participating on ratable basis (based upon the number and class of shares held); or (iv) in the case of any Participant, to any entity or entities the principal business of which is investing, reinvesting or trading in securities or to a series of accounts or entities with respect to which the decision to purchase has been made by one or more entities registered under the Investment Advisors Act of 1940 or which would have been required to be so registered but for an exemption thereunder, (any person who acquires shares of Common Stock in a Transfer permitted by this Section 5(i), (ii), (iii) or (iv) is referred to as a "Permitted Transferee") who agrees to be bound by the provisions of this Section 5.2, Section 7.1, or (v) to the Company pursuant to Section 5.4.

     5.3  Co-Sale Rights.
          --------------

          (a) No Founder shall sell, assign, transfer or otherwise dispose of any or all of the Shares owned by him to a third party (other than a Founder) unless Founder shall first give written notice (the "Notice of Proposed Transfer") of such sale, assignment, transfer or other disposition (the "Sale Transaction") to each of the Investors; provided, however, that the foregoing shall not apply to (i) any transfer to a Permitted Transferee, (ii) any transfer to the Company pursuant to Section 5.4 or (iii) any transfer to the Company pursuant to Section 5.2 or to any other stockholder of the Company pursuant to any contractual rights of first refusal similar to those rights in favor of the Company in Section 5.2. The Notice of Proposed Transfer shall describe in reasonable detail the proposed Sale Transaction including without limitation, the identity of the proposed transferee (the "Purchaser") if known to the Founder, the number of shares of Common Stock to be sold, assigned, transferred or otherwise disposed, the nature of such Sale Transaction and the consideration to be paid and shall offer (the "Offer") to the Investors the opportunity to participate pro rata in such transaction. Accordingly each Investor shall have the right of co-sale to require, as a condition to such sale or disposition, that the Purchaser purchase from such Investor at the same price per share and on the same terms and conditions as involved in such sale or disposition by the Founder the same percentage of Convertible Preferred Shares and Conversion Shares owned (and deemed to be owned hereunder) by such Investor as such proposed sale or disposition of the shares of Common Stock represents with respect to all the shares of Common Stock then owned by the Founder.

          (b) Each Investor wishing to participate in any such sale or disposition shall notify the Company and the Founder wishing to dispose of his shares of Common Stock of such intention as soon as practicable after receipt of the Offer contained in the Notice of Proposed Transfer and in any event within 30 days of receipt of said Offer. In the event that an Investor elects to participate in such sale or disposition, such Investor shall individually communicate such election to the Company and the Founder wishing to dispose of his Shares of Common Stock, which communication shall be irrevocable and delivered by hand or mailed to the Company and the Founder at the address set forth in, or furnished in accordance with, Section 8.8 hereof. In the event that none of the Investors exercise their right of participation in accordance with this Section 5.3, the Founder may sell his shares of Common Stock on the terms set forth in the Notice of Proposed Transfer during the 120 day period commencing 30 days after the date on which the Notice of Proposed transfer was given by such Founder. If such shares of Common Stock are not sold within such 120 day period, the Founder shall send a Notice of Proposed Transfer to the Investors in accordance with this Section 5.3 with respect to any proposed transfer whether to the same or a different Purchaser.

     5.4  Company Repurchase Option.
          -------------------------

          (a) Voluntary Termination by a Founder.  Each Founder agrees and
              ----------------------------------
covenants with the Company that if, prior to August 28, 1999 there has been a voluntary termination by such Founder of his employment with the Company other than by death or disability or for "Good Reason" as defined in such Founder's Employment Agreement with the Company dated as of August 27, 1998, then the Company may elect, upon written notice to such Founder given within 30 days following such event setting forth, a date (the "Option Exercise Date") no more than thirty days following the date of such notice, to purchase from the terminating Founder 250,000 shares of Common Stock (as adjusted for stock splits, stock dividends and the like) with respect to each such Founder for an aggregate purchase price of $ 1.00.

     5.5  Legends.  Each Founder agrees that he will furnish to the Company
          -------
certificates representing all shares of Common Stock owned by him and agrees that the Company will imprint on such certificates the following legend:

     ANY DESCRIPTION OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN AGREEMENT BETWEEN THE RECORDHOLDER HEREOF AND THE CORPORATION, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHIN 5 BUSINESS DAYS OF RECEIPT BY THE CORPORATION OF A WRITTEN REQUEST THEREFOR.

     Each Founder shall be entitled to receive from the Company, upon request and without expense, new certificates not bearing the legend set forth in this
Section 5.5 at such time as the provisions of such legend are no longer applicable.

SECTION 6.  REGISTRATION RIGHTS
            -------------------

     6.1  Optional Registrations. If at any time or times after the date hereof,
          ----------------------
the Company shall seek to register any shares of its capital stock or securities convertible into capital stock under the Securities Act to be sold for cash (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders of the Company (a "secondary offering"), or both), the Company will promptly give written notice thereof to each Participant (the Participants are referred to in this Section 6 as the "Piggy Back Holders") holding Registrable Securities as hereinafter defined in Section 6.3 below. If within 30 days after their receipt of such notice one or more Piggy Back Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which such Piggy Back Holders may request in a writing delivered to the Company within 30 days after their receipt of the notice given by the Company. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering (or in connection with a registration of shares pursuant to Section 6.2(a)), if the Company is advised in writing in good faith by the underwriter(s) that the amount to be sold by holders other than the Company (or by holders requesting registration pursuant to Section 6.2(a)) is greater than the amount which can be offered without adversely affecting the offering, the Company shall not be required to register Registrable Securities of the Piggy Back Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company, or any amount to be registered for an investor with respect to which a demand has been made pursuant to 6.2(a). If any limitation of the number of shares of Registrable Securities to be registered by the Piggy Back Holders is required pursuant to this Section 6.1, the Company may reduce the amount offered for the accounts of such holders (including Piggy Back Holders of Registrable Securities) pursuant to a contractual, incidental "piggy back" right to include such securities in a registration statement to a number deemed satisfactory by the principal underwriter provided that no reduction shall be made in the amount of Registrable Securities offered for the accounts of the Piggy Back Holders of Registrable Securities unless such reduction is imposed pro rata with respect to all securities whose holders have a contractual, incidental "piggy back" right to include such securities in the registration statement as to which inclusion has been requested pursuant to such right; provided, however, that there is first excluded from such registration statement
--------  -------
all shares of Common Stock sought to be included therein by any holder not having any such contractual, incidental registration rights. The provisions of this Section will not apply to a registration effected solely to implement (x) an employee benefit plan, or (y) a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "SEC"or the "Commission") under the Securities Act is applicable.

     6.2  Required Registrations.
          ----------------------

          (a) Demand Registration on Form S-1. At any time after the earlier of
              -------------------------------
June 30, 2001 or 180 days after the effective date of the Company's first registration statement under the Securities Act for an offering with proceeds of at least two million, five hundred thousand dollars ($2,500,000), an Investor, or Investors (the Investors are referred to in this Section 6 as "Holders") holding at least 33% of the Registrable Securities held by the Holders may request that the Company register under the Securities Act not less than 33% of the Registrable Securities held by the Holders on Form S-1 (or any successor form).

          (b) Form S-3. After the first public offering of its securities
              --------
registered under the Securities Act, the Company shall use its reasonable best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. Any Holder or Holders shall have the right to request registrations for an offering with proceeds of at least one million dollars ($1,000,000) on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Holder, including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement"). Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders.

          (c) Registration Requirements. Following a request pursuant to Section
              -------------------------
6.2(a) or (b) above, the Company will notify all of the Piggy Back Holder and Holders who would be entitled to notice of a proposed registration under Section
6.1 above of its receipt of such notification from such Holder or Holders. Upon the written request of any such Piggy Back Holder or Holder delivered to the Company within 20 days after receipt from the Company of such notification, the Company will either (i) elect to make a primary offering, in which case the rights of such Piggy Back Holders shall be as set forth in Section 6.1 above (in which case the registration shall not count as one of the Holders' permitted demand registrations under Section 6.2(e)), or (ii) use its reasonable best efforts to cause registration of such of the Registrable Securities as may be requested by any Holders.

          (d) The Company may require each Piggy Back Holder and Holder of Registrable Securities to be sold under such registration statement, at the Company's expense, to furnish the Company with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing. If any Registrable Securities are to be distributed by means of any underwriting, all Holders and Piggy

Back Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters for such underwriting.

          (e) Number of Required Registrations. The Company will not be
              --------------------------------
obligated pursuant to demands by Holders under this Section 6.2 to effect more than two registration statements on Forms S-1, S-2, or S-3.

          (f) Postponement.  The Company may postpone the filing of any
              ------------
registration statement required hereunder for a reasonable period of time, not to exceed 120 days during any twelve-month period (not more than 60 of such days to be consecutive), if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company's Board of Directors determines reasonably and in good faith that such disclosure would have a Material Adverse Effect. The Company shall not be required to cause a registration statement requested pursuant to this Section 6.2 to become effective prior to 180 days following the effective date of a registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to the Holders that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the SEC under the Securities Act is applicable); provided, however, that the Company shall use its reasonable best efforts to achieve such effectiveness promptly.

          (g) Suspension. In the case of a registration for the sale of
              ----------
Registrable Securities pursuant to a Shelf Registration Statement, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in the Shelf Registration Statement or related prospectus untrue or which requires the making of any changes in such Shelf Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, each holder of Registrable Securities registered under such Shelf Registration Statement shall forthwith discontinue disposition of such Registrable Securities pursuant to such Shelf Registration Statement until such holder's receipt of the copies of the supplemented or amended prospectus or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus; provided, however, that the Company shall not
                                --------  -------
give a Suspension Notice until after the Shelf Registration Statement has been declared effective. In the event that the Company shall give any Suspension Notice, the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period (as hereinafter defined) as promptly as practicable. For purposes of this Section 6.2, the "Suspension Period" shall be defined as the period from the date on which any holder receives a Suspension Notice to the date on which any holder receives either the Advice or copies of the supplemented or amended prospectus.

          (h) Each Participant agrees, if so reasonably required by the managing underwriter in an initial public offering of the Company's Common Stock or in a registration pursuant to this Section 6, not to effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act, during the seven (7) days prior to and the 180 days after any firm commitment underwritten registration in an initial public offering or a registration pursuant to this
Section 6 has become effective (except as part of such underwritten registration) or, if the managing underwriter advises the Company that, in its opinion, no such public sale or distribution should be effected for a period of not more than 180 days or such shorter period as may be agreed to by such managing underwriter) after such underwritten registration and the Company gives notice to such effect to the Participants of such advice, each such Participant shall not effect any public sale or distribution of Registrable Securities or sales of such Registrable Securities pursuant to Rule 144 or Rule 144A under the Securities Act during such period after such underwritten registration, except as part of such underwritten registration, whether or not such Participant participates in such registration.

     6.3  Registrable Securities. For the purposes of this Section 6, the term
          ----------------------
"Registrable Securities" shall mean (a) with respect to the Holders, the Conversion Shares and any shares of Common Stock issuable upon exercise of the Warrants, including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that if a Holder owns
                                       --------  -------
Convertible Preferred Shares, the Holder may exercise its registration rights hereunder by converting the shares to be sold publicly into Common Stock as of the closing of the relevant offering and shall not be required to cause such Convertible Preferred Shares to be converted to Common Stock until and unless such Closing occurs, it being understood that the Company shall at the request of the relevant Holder effect the reconversion of Common Stock to Convertible Preferred Stock if such a conversion occurs notwithstanding the foregoing and a public offering does not close and (b) with respect to the Piggy Back Holders other than the Holders, shares of Common Stock held by them, including any shares issued by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; and provided, however, that for purposes of clauses (a) and (b)
                    --------  -------
any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction as to volume or otherwise pursuant to Rule 144 under the Securities Act (as confirmed by an unqualified opinion of legal counsel to the Company), shall not be deemed Registrable Securities.

     6.4  Further Obligations of the Company. Whenever the Company is required
          ----------------------------------
hereunder to register any Registrable Securities, it agrees that it shall also do the following:

          (a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders or Piggy Back Holders, as the case may be, satisfactory to the Holders or Piggy Back Holders, as the case may be, in connection with any registrations pursuant to Section 6.2, up to two registrations on Form S-1 or Form S-3 in the aggregate, provided that the Investors shall pay all such expenses in connection with any other demand registrations; provided, however, that the Company shall not be required to pay
               --------  -------
more than $10,000 in fees and expenses of counsel to the Holders or Piggy Back Holders in connection with any single registration pursuant to this Section 6.

          (b) Use its reasonable best efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) diligently to prepare and file with the SEC a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective for at least 120 days or such earlier date as the distribution of the Securities covered thereby has been completed, and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

          (c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

          (d) Enter into any reasonable underwriting agreement required by the proposed underwriter (which underwriter shall be selected by the selling Holders with the consent of the Company in connection with any registration requested pursuant to Section 6.2(b)), if any, in such form and containing such terms as are customary;

          (e) Use its reasonable best efforts (with due regard to management of the ongoing business of the Company and the allocation of managerial resources) to register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

          (f) Immediately notify each selling Holder, at any time when a prospectus relating to his Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

          (h) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions and make generally available to its holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

          (i) Use its reasonable efforts to obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold may reasonably request; and

          (j) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Section 6.

     6.5  Indemnification: Contribution.
          -----------------------------

          (a) Incident to any registration statement referred to in this Section 6, the Company (in such capacity, an "Indemnifying Party") will indemnify and hold harmless each underwriter, each Holder and, each Piggy Back Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Controlling Person")) (each in such capacity, an "Indemnified Party"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that (i) the Company shall
                                   --------  -------
not be liable in respect of any settlement effected without its consent (which consent shall not be unreasonably withheld) and (ii) the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on (i) an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement, or (ii) such Selling Holder or Controlling Person being subject to an obligation to deliver a definitive prospectus and fails to do so. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder (each such Selling Holder in such capacity, an "Indemnifying Party") will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Selling Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each in such capacity, an "Indemnifying Party"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 6.5(a) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

          (b) If the indemnification provided for in Section 6.5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 6.5, in lieu of indemnifying such

Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the other Selling Holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 6.5(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          (c) The amount paid by an Indemnifying Party or payable to an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 6.5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the Indemnified Parties.

          (d) Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in this
Section 6.5, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any
                             --------  -------
Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding subdivisions of this
Section 6.5, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, provided the Indemnifying Party provides the Indemnified Party reasonable assurances that the Indemnifying Party has the ability to satisfy any judgment which may be entered against the Indemnified Party, and unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist in respect of such action; the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability that could have been brought against it in such action.

     6.6  Rule 144 and Rule 144A Requirements. In the event that the Company
          -----------------------------------
becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

     6.7  Transfer of Registration Rights. The registration rights and related
          -------------------------------
obligations under this Section 6 of the Holders and Piggy Back Holders with respect to their Registrable Securities may be assigned in connection with any transaction or series of related transactions involving the Transfer to one or more transferees of at least 500,000 shares of capital stock of the Company, other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder (subject to adjustments for stock splits, stock dividends and the like and aggregating all contemporaneous transfers by Holders and Piggy Back Holder), and upon any such transfer such transferee shall be deemed to be included within the definition of a "Holder" in the case of a transferee of any Participant or a transferee thereof and "Piggy Back Holder" in the case of any Participant or transferee thereof for purposes of this Section 6 with the rights set forth herein, subject to such transferee agreeing to be bound by the provisions hereof. The relevant Holder or Piggy Back Holder as the case may be, shall notify the Company at the time of such transfer.

SECTION 7.  ELECTION OF DIRECTORS
            ---------------------

     7.1  Board Composition.  From the date hereof until the earliest of (i) the
          -----------------
closing of a Qualified Public Offering, (ii) the date on which no shares of Convertible Preferred Stock are outstanding, (iii) the date which is ten (10) years after the date hereof, (iv) the date on which the Investors cease to own in the aggregate at least 1,050,000 Convertible Preferred Shares and/or Conversion Shares (subject to adjustment for stock splits, stock dividends and the like) as to the Investors' rights hereunder or (v) until the date on which the Redeeming Stockholders cease to own in the aggregate at least 1,050,000 shares of Common Stock as to the rights of the Redeeming Stockholders hereunder, each Investor and each Redeeming Stockholder agree to vote his or her shares of the Company's capital stock having voting power (and any other shares over which it exercises voting control) and to take such other actions as are necessary so as to cause the Board of Directors of the Company to include and consist of (i) the CEO or any successor chief executive officer, (ii) one nominee selected by Matrix Partners, (iii) one nominee selected by Charles River Ventures, (iv) Samuel P. Gerace, Jr. or his successor as selected by agreement among Redeeming Stockholders (or their successors in interest), (v) two members unaffiliated with the Company, with relevant business experience, and from outside the Company's general area of business (one nominated by the Redeeming Stockholders and one nominated by the Company's management team, both of who are reasonably acceptable to the Investors) and (vi) one nominee selected by Highland Capital Partners so long as Highland Capital Partners or its affiliates own at least 507,019 shares of Common Stock (or securities of the Company convertible into such number of shares of Common Stock) (subject to adjustment for stock splits, stock dividends and the like). Further, each Investor and Redeeming Stockholder agrees to vote all shares of the Company's capital stock having voting power (and any other shares over which it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of the Company with respect to the directors subject to nomination as provided herein shall be filled in accordance with the provisions of this
Section 7. No director may be removed from the Board of Directors except by the entity or group which nominated such Director.

SECTION 8.  GENERAL
            -------

     8.1  Release from Guarantees. After the Closing, the Company shall use its
          -----------------------
reasonable best efforts to have the persons listed on Schedule 8.1 released from the personal guarantees specified on Schedule 8.1 of indebtedness of the Company. In the event that the Company cannot obtain a release for any such guarantee within the 30 day period following the Closing, the Company shall pay off or otherwise refinance or retire the indebtedness related to such guarantee within 30 days following the expiration of such 30 day period.

     8.2  Compliance with Registration Requirements of the Securities Act. The
          ---------------------------------------------------------------
Investors agree not to transfer, offer, sell or otherwise dispose of any of the Convertible Preferred Stock, the Conversion Shares, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants held by them, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in compliance with applicable state securities laws. In addition, if the Investors transfer any of the Convertible Preferred Stock, the Conversion Shares, the Warrants, or the shares of Common Stock issuable upon exercise of the Warrants in an exempt transaction, the Investors agree to require, as a condition to such transfer, that such transferee agree, in writing, to be bound to this Section 8.1 as if such transferee were the transferring Investor.

     8.3  Amendments. Waivers and Consents. For the purposes of this Agreement
          --------------------------------
and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of the Company and a majority in interest of the holders of the then outstanding shares of Convertible Preferred Stock; provided that no provision binding upon any Redeeming Stockholder (or his or its transferee) shall be amended without the consent of such Redeeming Stockholder (or such transferee). Any actions required to be taken or consents, approvals, votes or waivers required or contemplated to be given by the Investors shall require a vote of two-thirds in interest of the holders of the then outstanding shares of Convertible Preferred Stock and shall bind all parties as applicable.

     8.4  Survival of Representations: Warranties and Covenants: Assignability
          --------------------------------------------------------------------
of Rights.
---------

          (a) All covenants, agreements, representations and warranties of the Company, each of the Founders and each of the Redeeming Stockholders and the Investors made herein and in the schedules hereto (i) are material, shall be deemed to have been relied upon by the party or parties to whom they are made and shall subject to Sections 8.4(b), 8.4(c), 8.4(d) and 8.4(e) survive the Closing regardless of any investigation or knowledge on the part of such party or its representatives and (ii) shall bind the parties' successors and assigns (including without limitation any successor to the Company by way of acquisition, merger or otherwise but, except as otherwise expressly provided in this agreement, excluding any transferee of shares of capital stock), whether so expressed or not, and, except as otherwise provided in this Agreement and (iii) in the case of such covenants and agreements shall inure to the benefit of the parties' successors and assigns and to their transferees of Securities, whether so expressed or not, subject to the provisions of Sections 5.2 and 6.7;

          (b) No claim may be made or suit instituted in respect of (i) any breach of any representation or warranty set forth in Section 2 (other than Sections 2.3, 2.4(a), 2.12(a), 2.12(b)) after February 28, 1999, (ii) any breach of any representation or warranty set forth in Section 2.12(a) and 2.12(b) after August 28, 1999 , and (iii) any breach of any representation or warranty set forth in Section 2.3 or 2.4(a) after the initial public offering of the Common Stock or the sale of the Company or August 28, 2003.

          (c) Neither the Company nor any Redeeming Stockholder shall have any liability to any Investors with respect to a breach of any representation or warranty set forth in Section 2 until the cumulative total of all losses incurred for breaches of representations and warranties of Section 2 by the Investors exceed $50,000, whereupon the Investors shall be entitled to recovery only to the extent such losses exceed $50,000.

          (d) The aggregate liability of any Redeeming Stockholder for breaches of representations and warranties set forth in Sections 2.3, 2.4(a), 2.12(a) and 2.12(b) shall not exceed the proceeds received by such Redeeming Stockholder from the payment of its or his Redemption Note (less, all other amounts paid in respect of breaches of representations and warranties of other provisions of
Section 2) and shall be pro rata (based on the respective amounts of proceeds received from the payment of its or his Redemption Notes). The aggregate liability of any Redeeming Stockholder for breaches of representations and warranties set forth in Section 2 (other than Sections 2.3, 2.4(a), 2.12(a) and 2.12(b)) shall not exceed 20% of the proceeds received by such Redeeming Stockholder pursuant to its or his Redemption Note and shall be pro rata (based on the respective amounts of proceeds received from the payment of its or his Redemption Notes).

     The Investors sole and exclusive remedy with respect to any and all claims relating to breaches of representations and warranties shall be pursuant to
Section 8.4. In furtherance of the foregoing, the Investors hereby waives to the fullest extent permitted under applicable law, and agrees not to assert in any action or proceeding of any kind, any and all rights, claims and causes of action it may now or hereafter have against any Redeeming Stockholder for breaches of representations and warranties set forth in Section 2 other than claims for asserted as permitted by and in accordance with the provisions set forth in this Section 8.4 (including, without limitation, any such rights, claims or causes of action arising under or based upon common law); provided however, that nothing herein shall limit any right the Investors may have with respect to claims based on fraud.

     8.5  Legend on Securities. The Company and the Investors acknowledge and
          --------------------
agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AND SHAREHOLDERS AGREEMENT DATED AS OF AUGUST 28, 1998. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     8.6  Governing Law. This Agreement shall be deemed to be a contract made
          -------------
under, and shall be construed in accordance with, the laws of The Commonwealth of Massachusetts, without giving effect to conflict of laws principles thereof.

     8.7  Section Headings and Gender.  The descriptive headings in this
          ---------------------------
Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

     8.8  Counterparts. This Agreement may be executed simultaneously in any
          ------------
number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

     8.9  Notices and Demands. Any notice or demand which is required or
          -------------------
provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

(i)    If to the Company, to:

       Freedom of Information, Inc.
       124 Mt. Auburn Street
       Suite 200N
       Cambridge, MA 02138

       with a copy to:

       Ropes & Gray
       One International Place
       Boston, MA 02110
       Attention:  Ann L. Milner, Esq.

(ii)   If to the Founders:

       Thomas A. Gerace
       248 Franklin Street
       Unit 1
       Cambridge, MA 02139

       Samuel P. Gerace, Jr.
       210 Grant Street
       Suite 200
       Pittsburgh, PA 15219-2105

(iii)  If to an Investor at its mailing address as shown on Exhibit B hereto
                                                               ---------
       with a copy to:

       Goodwin, Procter & Hoar LLP
       Exchange Place
       Boston, MA 02109
       Attention:  Richard E. Floor, Esquire
       Facsimile:(617) 570-8150

or to such other address as may have been furnished in the same manner by any party to the others.

     8.10  Remedies; Severability. It is specifically understood and agreed that
           ----------------------
any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     8.11  Integration. This Agreement, including the exhibits, documents and
           -----------
instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent between the parties hereto in respect of the transactions contemplated herein.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  COMPANY:
                                  -------

                                  FREEDOM OF INFORMATION, INC.

                                  By:  /s/ Thomas A. Gerace
                                     ----------------------------
                                  Name:     Thomas A. Gerace
                                  Title:         President

                                  FOUNDERS:
                                  --------

                                  /s/ Samuel P. Gerace, Jr.
                                  -------------------------
                                  Samuel P. Gerace, Jr.


                                  /s/ Thomas A. Gerace
                                  -------------------------
                                  Thomas A. Gerace


                                  REDEEMING STOCKHOLDERS


                                  /s/ Samuel P. Gerace, Sr.
                                  -------------------------
                                  Samuel P. Gerace, Sr.


                                  /s/ Paul F. Jacobson
                                  --------------------
                                  Paul F. Jacobson


                                  /s/ Josh M. Holden
                                  ------------------
                                  Josh M. Holden


                                  /s/ Kevin Ingram
                                  ----------------
                                  Kevin Ingram

                                  /s/ Thomas J. Paul
                                  -----------------------

                                  Thomas J. Paul


                                  THE GERACE FAMILY LIMITED
                                  PARTNERSHIP


                                  By:  /s/ Samuel P. Gerace, Sr.
                                     -------------------------
                                     a General Partner
                                     Name:  Samuel P. Gerace, Sr.

                                  INVESTORS:
                                  ---------

                                  MATRIX PARTNERS V, L.P.

                                  By:  Matrix V Management Co., L.L.C.,
                                       its General Partner


                                  By:  /s/ W. Michael Humphreys
                                     ------------------------
                                     W. Michael Humphreys
                                     Managing Member

                                  CHARLES RIVER PARTNERSHIP VIII,
                                  A LIMITED PARTNERSHIP

                                  By:  Charles River VIII GP Limited
                                       Partnership, its General Partner


                                  By:  /s/ Ted  R. Dintersmith
                                     -----------------------
                                     Ted R. Dintersmith
                                     General Partner


                                  CHARLES RIVER VIII-A LLC

                                  By:  Charles River Friends VII, Inc.,
                                       its Manager


                                  By:  /s/ Ted R. Dintersmith
                                     ----------------------
                                     Ted R. Dintersmith
                                     Vice President

                                       /s/ Gordon B. Hoffstein
                                       -----------------------
                                       Gordon B. Hoffstein